Exhibit 5.1

August 14, 2026

Xos, Inc.

3550 Tyburn Street

Los Angeles, California 90065

Ladies and Gentlemen:

We are acting as counsel to Xos, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), relating to the registration of 4,993,996 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that may be issued by the Company pursuant to the Xos, Inc. Amended and Restated 2021 Equity Incentive Plan (as amended, the “2021 Plan”). The shares of Common Stock are to be issued by the Company upon grant, vesting or exercise of certain stock-based awards (the “Awards”) to be granted pursuant to the 2021 Plan.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Certificate of Incorporation of the Company, as amended to date; (ii) the Bylaws of the Company, as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Awards and the shares of Common Stock; (iv) certain resolutions of the Company’s stockholders relating to the adoption of the 2021 Plan; (v) the 2021 Plan; and (vi) the Registration Statement, together with the other exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the shares of Common Stock will have been properly signed by authorized officers of the Company or their agents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the shares of Common Stock have been duly authorized and, when and to the extent issued in accordance with the terms of the 2021 Plan and any applicable Award, including payment of the applicable exercise price therefor, will be validly issued, fully paid and non-assessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We note that the Company was initially incorporated under the laws of the Cayman Islands and was domesticated (the “Domestication”) as a corporation in the State of Delaware in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). We have assumed all matters determinable under the laws of the Cayman Islands, including without limitation that the approval of the predecessor of the 2021 Plan by the board and shareholders of the Company as a Cayman Islands exempted company prior to the Domestication were done in accordance with the applicable governing documents of the Company and the laws of the Cayman Islands.

This opinion is based upon and expressly limited in all respects to the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in applicable law or any other facts, circumstances, events, developments or other matters that may come to our attention after the date hereof that may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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